                                                                        May 2012

                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                               Dated May 3, 2012

Deutsche Bank Commodity Indices

May 2012

Contents

Section

1. Optimum Yield Indices

     *    DB Commodity Booster - DJUBS ERAC Index

     *    DB Commodity Booster DJUBS - TV14 ERAC Index

     *    DB Commodity Booster - Benchmark Index

2. Mean Reversion Indices* DBLCI - MR Index

     *    DBLCI - Mean Reversion Enhanced ERAC Index

     *    DB MR Enhanced 15 Index

     *    DBLCI - MR+ Index

3. Market Neutral Indices

     *    DB Commodity Harvest ERAC Index

     *    DB Commodity Harvest -- 10 ERAC Index

4. Long-Short  Indices

     *    DBLCI Commodity Momentum Index

5. DB Commodity Allocator Index

6. DB Commodity Risk Parity 18 Index

7. DB Commodity Apex 14 ERAC Index

8. Optimum Yield Enhanced Indices

     *    DB Commodity Booster OYE DJUBS Index

     *    DB Commodity Booster OYE Benchmark Light Energy Index

     *    DB Commodity Curve Alpha ERAC Index

     *    DB Commodity Curve Alpha ERAC 10 Index Appendix

1 Appendix

                                                                               2

Executive Summary
The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

                                                                               3

DB Commodity — Family of Indices

Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Optimized Yield Enhanced	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS ERAC			✓			
DB Commodity Booster DJUBS – TV14 ERAC			✓			✓
DB Commodity Booster – Benchmark			✓			
DBLCI-MR	✓					
DBLCI-MR+	✓	✓				
DBLCI – Mean Reversion Enhanced ERAC	✓		✓			
DB MR Enhanced 15	✓		✓			✓
DB Commodity Harvest ERAC			✓			
DB Commodity Harvest – 10 ERAC			✓			✓
DBLCI Commodity Momentum Index		✓				
DB Commodity Allocator	✓	✓	✓			
DB Commodity Risk Parity 18 Index	✓	✓	✓		✓	✓
DB Commodity Apex 14 ERAC Index	✓	✓	✓		✓	✓
DB Commodity Booster OYE DJUBS				✓		
DB Commodity Booster OYE Benchmark Light Energy				✓		
DB Commodity Curve Alpha ERAC				✓		
DB Commodity Curve Alpha ERAC 10				✓		✓

Deutsche Bank

4

Optimum Yield Indices

Section 1

DB Commodity Booster -- DJUBS ERAC
Index Summary

[]   Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
     Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
     Weights are rebalanced annually.

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.70% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:
1 ERAC: Excess Return After Cost

                                                                               6

DB Commodity Booster -- DJUBS ERAC
Index Construction
[GRAPHIC OMITTED]

Replicates the DJUBS Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
April 2012
2 ERAC: Excess Return After Cost
                                                                               7

DB Commodity Booster -- DJUBS ERAC
Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Index Sector Exposure (1)

Sector               Current Weight (%)
Energy                           33.00
Precious Metal                   12.70
Industrial Metal                 18.30
Agriculture                      36.02

Performance Analysis (1)

                             DB Commodity
January 2002 -- April 2012   Booster -- DJUBS DJUBS          SandP-GSCI
                             ERAC
Annualized Returns           10.4%            4.6%           4.1%
Volatility                   17.1%            18.7%          25.7%
Sharpe Ratio(2)              0.61             0.24           0.16
Maximum Drawdown             -54.3%           -57.1%         -71.6%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Mar-09           Mar-09         Feb-09
Max Monthly Consecutive Loss -51.7%           -54.5%         -67.8%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Feb-09           Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          46% / -48.8%     39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.2% / -38.5%   24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      0.9%             0.5%           0.6%
% Months with Gains          65.3%            58.1%          60.5%
Correlation
  DJUBS                      0.97             1.00           0.92
  SandP-GSCI                   0.88             0.92           1.00

Year on Year Performance Comparison (1)

                           Annual Returns for Excess Return / ERAC Indices
                  ----------------------------------------------------------------
               DB Commodity Booster -- DJUBS
Calendar Year                           ERAC     DJUBS     SandP-GSCI
2002                                  22.35%    23.86%      29.92%
2003                                  26.88%    22.66%      19.48%
2004                                  22.26%     7.64%      15.65%
2005                                  29.73%    17.54%      21.61%
2006                                  11.79%    -2.71%     -19.07%
2007                                  15.87%    11.08%      26.81%
2008                                 -30.94%   -36.61%     -47.29%
2009                                  18.97%    18.72%      13.30%
2010                                  16.13%    16.67%       8.88%
2011                                  -9.77%   -13.37%      -1.23%
2012 YTD                               0.95%     0.43%       5.31%
Annualized Return                     10.36%     4.57%       4.10%

Notes:
1 Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS ERAC Index would have been lower than the
Index as a result of fees and / or costs
2 Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
Cost
3 Data is as of 30 April 2012. Statistics shown are either for excess return indices or ERAC indices.
                                                                               8

DB Commodity Booster DJUBS -- TV14 ERAC
Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     ERAC Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:
1 ERAC: Excess Return After Cost

                                                                               9

DB Commodity Booster DJUBS -- TV14 ERAC
Index Construction
[GRAPHIC OMITTED]

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
April 2012
2 ERAC: Excess Return After Cost
                                                                              10

DB Commodity Booster DJUBS -- TV14 ERAC
Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Index Exposure (1)

Current Exposure to DB Commodity
Booster -- DJUBS ERAC                          115.70%
Underlying Sector                    Current Weight (%)
Energy                                           33.00
Precious Metal                                   12.70
Industrial Metal                                 18.30
Agriculture                                      36.02

Performance Analysis (1)

                             DB Commodity          DB Commodity
January 2002 -- April 2012   Booster DJUBS - TV 14 Booster -- DJUBS DJUBS
                             ERAC                  ERAC
Annualized Returns           14.0%                 10.4%            4.6%
Volatility                   14.7%                 17.1%            18.7%
Sharpe Ratio                 0.96                  0.61             0.24
Maximum Drawdown             -35.3%                -54.3%           -57.1%
  Start Date                 Jul-08                Jul-08           Jul-08
  End Date                   Mar-09                Mar-09           Mar-09
Max Monthly Consecutive Loss -33.2%                -51.7%           -54.5%
  Start Date                 Jul-08                Jul-08           Jul-08
  End Date                   Feb-09                Feb-09           Feb-09
Max/Min Returns
  Rolling 12 Months          58.5% / -31.6%        46% / -48.8%     39.9% / -52.7%
  Rolling 3 Months           27.5% / -23.6%        24.2% / -38.5%   24.7% / -39.7%
Average Monthly Returns      1.2%                  0.9%             0.5%
% Months with Gains          65.3%                 65.3%            58.1%
Correlation
  DB Commodity Booster -- (DJUBS) 0.94             1.00             0.97
ERAC
  DJUBS                      0.93                  0.97             1.00

Year on Year Performance Comparison (1)

                            Annual Returns for Excess Return / ERAC Indices
                  ----------------------------------------------------------------
                  DB Commodity Booster DB Commodity Booster
Calendar Year       DJUBS - TV 14 ERAC       -- DJUBS ERAC             DJUBS
2002                           28.73%               22.35%            23.86%
2003                           45.66%               26.88%            22.66%
2004                           26.18%               22.26%             7.64%
2005                           29.49%               29.73%            17.54%
2006                           10.23%               11.79%            -2.71%
2007                           15.91%               15.87%            11.08%
2008                          -16.19%              -30.94%           -36.61%
2009                           12.73%               18.97%            18.72%
2010                           15.63%               16.13%            16.67%
2011                           -8.94%               -9.77%           -13.37%
2012 YTD                       -0.29%                0.95%             0.43%
Annualized Return              14.02%               10.36%             4.57%

Notes:
1 Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC and DB Commodity
Booster DJUBS -- TV14 ERAC have been retrospectively calculated and did not exist prior to 12 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS
-- TV14 ERAC Index would have been lower than the Index as a result of fees and
/ or costs
2 Data is as of 30 April 2012. Statistics shown are for excess return indices or ERAC Indices. Current weights shown are for DB Commodity Booster -- DJUBS
ERAC Index

                                                                              11

DB Commodity Booster -- Benchmark
Index Summary

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

                                                                              12

DB Commodity Booster -- Benchmark
Index Construction
[GRAPHIC OMITTED]

Index replicates the SandP GSCI by using OY indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
April 2012

                                                                              13

DB Commodity Booster -- Benchmark
Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Index Sector Exposure (1)
Sector                  Current Weight (%)
Energy                                   72.05
Precious Metal                            3.38
Industrial Metal                          6.65
Agriculture and Livestock                 17.9

Mean Reversion Indices

Section 2

DBLCI-MR
Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components[] Transparency:
     Rule-based index with the closing level and weights published daily on
     Bloomberg (DBLCMMCL)

                                                                              16

DBLCI-MR
Index Construction
[GRAPHIC OMITTED]

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Source: Deutsche Bank, 2012 Notes:
1 Base Weights of DBLCI-MR Index
2 Current Weights as of 30 April 2012

                                                                              17

DBLCI-MR
Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Historical Weighting (1)
[GRAPHIC OMITTED]

Performance Analysis (1)
January 2002 -- April 2012   DBLCI-MR       DBLCI          DJUBS
Annualized Returns           13.2%          9.1%           4.6%
Volatility                   21.4%          23.5%          18.7%
Sharpe Ratio                 0.62           0.39           0.24
Maximum Drawdown             -62.8%         -65.2%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -59.0%         -61.9%         -54.5%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Feb-09         Feb-09         Feb-09
Max / Min Returns
 Rolling 12 Months           84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
 Rolling 3 Months            33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns      1.2%           0.9%           0.5%
% Months with Gains          62.1%          59.7%          58.1%
Correlation
 DBLCI                       0.91           1.00           0.90
 DJUBS                       0.84           0.90           1.00

Year on Year Performance Comparison (1)

                      Annual Returns for Excess Return Indices
                  -------------------------------------------------
Calendar Year     DBLCI-MR          DBLCI          DJUBS
2002                27.73%         32.14%         23.86%
2003                21.21%         22.42%         22.66%
2004                25.85%         26.11%          7.64%
2005                 2.96%         13.89%         17.54%
2006                39.22%          3.06%         -2.71%
2007                42.49%         34.67%         11.08%
2008               -35.43%        -39.60%        -36.61%
2009                22.29%         10.17%         18.72%
2010                13.62%         12.33%         16.67%
2011                -2.47%         -1.13%        -13.37%
2012 YTD             2.98%          3.22%          0.43%
Annualized Return   13.15%          9.10%          4.57%

Notes:
1 Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs
2 Data is as of 30 April 2012. Statistics shown are for excess return indices.

                                                                              18

DBLCI -- Mean Reversion Enhanced ERAC
Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans.

[]   Wheat(1) : Wheat exposure is taken through an equally-weighted basket of
     Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[]   Dynamic Weights and Diversification(2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals,
     Precious Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities. Agriculture commodities are subject to a cap of 18%

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Embedded Cost: 1.10% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREN)

Note:
1 Until Feb 2012 exposure to Wheat in the Mean Reversion Enhanced Index was taken entirely through Chicago Wheat futures
2 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)
3 ERAC: Excess Return After Cost

                                                                              19

DBLCI -- Mean Reversion Enhanced ERAC
Index Construction
[GRAPHIC OMITTED]

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

Source: Deutsche Bank, 2012 Notes:
1 Base Weights of DBLCI-MR Enhanced ERAC Index. Rebalance Weights as of 13
April 2012
2 ERAC: Excess Return After Cost

                                                                              20

DBLCI – Mean Reversion Enhanced ERAC

Performance Analysis

Index Returns [1]



600
500
400
300
200
100
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
DBLCI Mean Reversion Enhanced ERAC
DBLCI - MR
DJUBS

Historical Weighting [1]



100%
80%
60%
40%
20%
0%
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Agriculture
Precious Metals
Industrial Metals
Energy

Performance Analysis [1]

January 2002 – April 2012	DBLCI Mean Reversion Enhanced ERAC	DBLCI-MR	DJUBS
Annualized Returns	8.5%	13.2%	4.6%
Volatility	19.3%	21.4%	18.7%
Sharpe Ratio	0.44	0.62	0.24
Maximum Drawdown	-56.2%	-62.8%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Feb-09	Mar-09
Max Monthly Consecutive Loss	-54.1%	-59.0%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	69.3% / -47.1%	84% / -56.3%	39.9% / -52.7%
Rolling 3 Months	35.7% / -37.9%	33.3% / -43.1%	24.7% / -39.7%
Average Monthly Returns	0.8%	1.2%	0.5%
% Months with Gains	59.7%	62.1%	58.1%
Correlation			
DBLCI – MR	0.86	1.00	0.84
DJUBS	0.85	0.84	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DBLCI Mean Reversion Enhanced ERAC	DBLCI-MR	DJUBS
2002	14.25%	27.73%	23.86%
2003	31.72%	21.21%	22.66%
2004	21.81%	25.85%	7.64%
2005	9.22%	2.96%	17.54%
2006	27.12%	39.22%	-2.71%
2007	25.28%	42.49%	11.08%
2008	-27.10%	-35.43%	-36.61%
2009	36.02%	22.29%	18.72%
2010	4.14%	13.62%	16.67%
2011	-22.73%	-2.47%	-13.37%
2012 YTD	-8.39%	2.98%	0.43%
Annualized Return	**8.53%**	**13.15%**	**4.57%**

Notes:

1. Source: Bloomberg. DBLCI – Mean Reversion Enhanced ERAC and DBLCI-MR have been retrospectively calculated and did not exist prior to 26 October 2009 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DBLCI – Mean Reversion Enhanced ERAC index would have been lower than the index as a result of fees and / or costs
2. Data is as of 30 April 2012. Statistics shown are for excess return / ERAC indices.

Deutsche Bank
21

DB MR Enhanced 15
Index Summary

[] Components: Tracks the performance of a basket of 12 commodity futures:
Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
Silver, Corn, Wheat and Soybeans[] Wheat(1) : Wheat exposure is taken through an equally-weighted  basket of Chicago Wheat, Red Wheat and Kansas Wheat[]
Dynamic Weights and Diversification(2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals, Precious
Metals, Agriculture.  In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities.
Agriculture commodities are subject to a cap of 18% [] Optimizing Roll Returns:
Deutsche Bank's proprietary Optimum Yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market)
from the list of tradable futures which expire in the next 13 months [] Target
Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%.  Exposure is capped at 300%.

[] Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average[] Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg
(DBLCMTEU)

Notes:
1 Until Feb 2012 exposure to Wheat in the Mean Reversion Enhanced Index was taken entirely through Chicago Wheat futures
2 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)

DB MR Enhanced 15
Index Construction

    Invests in 12 liquid commodity contracts.
   Over-weights cheap commodities and under-weights expensive ones Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

Note:
1 Base Weights of DBLCI -- Mean Reversion Enhanced Index
2 Rebalance Weights of DBLCI-Mean Reversion Enhanced Index as of 13 April 2012

DB MR Enhanced 15

Performance Analysis

Index Returns [1]



600
500
400
300
200
100
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
DB MR Enhanced 15
DBLCI Mean Reversion Enhanced
DJUBS

Historical Exposure [1]



250%
200%
150%
100%
50%
0%
50%
40%
30%
20%
10%
0%
15.48%
15%
Current Exposure[1]: 92.59%
Mar-02
Mar-04
Mar-06
Mar-08
Mar-10
Mar-12
Participation(L)
3m MRE Vol(R)
MRETV15 Average Vol(R)
Target Vol(R)

Performance Analysis [1]

January 2002 – April 2012	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	DJUBS
Annualized Returns	14.2%	9.7%	4.6%
Volatility	15.7%	19.3%	18.7%
Sharpe Ratio	0.91	0.51	0.24
Maximum Drawdown	-36.1%	-55.9%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Apr-12	Mar-09	Mar-09
Max Monthly Consecutive Loss	-33.5%	-53.8%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	79% / -30.1%	71.2% / -46.5%	39.9% / -52.7%
Rolling 3 Months	25% / -22.2%	36% / -37.4%	24.7% / -39.7%
Average Monthly Returns	1.2%	0.9%	0.5%
% Months with Gains	59.7%	59.7%	58.1%
Correlation			
DBLCI-MR	0.91	1.00	0.84
DJUBS	0.81	0.84	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	DJUBS
2002	25.61%	15.52%	23.86%
2003	53.97%	33.19%	22.66%
2004	25.18%	23.16%	7.64%
2005	15.77%	10.43%	17.54%
2006	30.96%	28.54%	-2.71%
2007	24.84%	26.67%	11.08%
2008	-11.82%	-26.29%	-36.61%
2009	18.57%	37.53%	18.72%
2010	5.99%	5.29%	16.67%
2011	-16.78%	-21.87%	-13.37%
2012 YTD	-6.61%	-8.05%	0.43%
Annualized Return	**14.20%**	**9.74%**	**4.57%**

Note:

1 Source: Bloomberg. DBLCI – Mean Reversion Enhanced and DB MR Enhanced 15 have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 index would have been lower than the index as a result of fees and / or costs.

2 Data is as of 30 April 2012. Statistics shown are for excess return indices.

Deutsche Bank
24

DBLCI MR+
Index Summary

[] Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
Crude Oil, Heating Oil, Gold, Corn and Wheat[] Dynamic Weights: Seeks to
underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors:
Energy, Base Metals, Precious Metals, Agriculture [] Dynamic Allocation: The
"Plus" strategy aims to preserve excess returns generated by the DBLCI-MR  by adjusting its exposure monthly to reflect upward and downward momentum cycles.
A sample set of returns for each period ranging between one and twelve months are calculated.  The weight assigned to DBLCI-MR  is based on the number of periods with positive returns[] Rebalancing: A rebalancing in the underlying index (DBLCI-MR)  will occur whenever one of the commodities undergoes a
"trigger event. " A trigger event occurs when the one-year  moving average price of the commodity trades +/-- 5% than the five-year  moving average  []
Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components[] Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg
(DBLCMPUE)

DBLCI MR+
Index Construction

                 Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to
DBLCI-MR but limit potential drawdowns by employing a momentum algorithm

Note:
1 Base Weights of DBLCI-MR Index
2 Current Weights of DBLCI-MR Index as of 30 April 2012
3 Returns are calculated as of 6(th) business day of each month, from April
2011 to April 2012.

 DBLCI-MR Returns(3)
--------------------
1 Month  -5.0%
-------- -----------
2 Month  -3.8%
-------- -----------
3 Month  -3.4%
-------- -----------
4 Month  0.9%
-------- -----------
5 Month  -2.1%
-------- -----------
6 Month  4.1%
-------- -----------
7 Month  -2.0%
-------- -----------
8 Month  2.2%
-------- -----------
9 Month  -5.1%
-------- -----------
10 Month -11.5%
-------- -----------
11 Month -10.9%
-------- -----------
12 Month -16.8%
-------- -----------

DBLCI MR+

Performance Analysis

Index Returns [1]



600
500
400
300
200
100
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
DBLCI MR+
DBLCI - MR
DJUBS

Historical Weighting [1]



100%
80%
60%
40%
20%
0%
1,400
1,200
1,000
800
600
400
200
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Current Participation [1]: 25.00%
Participation(L)
DBLCI - MR(R)

Performance Analysis [1]

January 2002 – April 2012	DBLCI MR+	DBLCI-MR	DJUBS
Annualized Returns	10.8%	13.2%	4.6%
Volatility	15.8%	21.4%	18.7%
Sharpe Ratio	0.68	0.62	0.24
Maximum Drawdown	-33.8%	-62.8%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Jun-10	Feb-09	Mar-09
Max Monthly Consecutive Loss	-27.1%	-59.0%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Nov-08	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	81.8% / -31.4%	84% / -56.3%	39.9% / -52.7%
Rolling 3 Months	28.4% / -26.7%	33.3% / -43.1%	24.7% / -39.7%
Average Monthly Returns	0.9%	1.2%	0.5%
% Months with Gains	56.5%	62.1%	58.1%
Correlation			
DBLCI – MR	0.87	1.00	0.84
DJUBS	0.73	0.84	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DBLCI MR+	DBLCI-MR	DJUBS
2002	13.21%	27.73%	23.86%
2003	15.56%	21.21%	22.66%
2004	24.07%	25.85%	7.64%
2005	-4.53%	2.96%	17.54%
2006	24.53%	39.22%	-2.71%
2007	38.57%	42.49%	11.08%
2008	-0.67%	-35.43%	-36.61%
2009	8.87%	22.29%	18.72%
2010	2.36%	13.62%	16.67%
2011	-2.84%	-2.47%	-13.37%
2012 YTD	0.54%	2.98%	0.43%
Annualized Return	**10.82%**	**13.15%**	**4.57%**

Notes:

1 Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DBLCI-MR+ index would have been lower than the index as a result of fees and / or costs

2 Data is as of 30 April 2012. Statistics shown are for excess return indices.

Deutsche Bank

27

Market Neutral Indices

Section 3

DB Commodity Harvest ERAC
Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
S and P Goldman Sachs Light Energy Index and long the DB Commodity Booster --
Benchmark Light Energy Index, an Optimum Yield version of the S&P Goldman Sachs
Light Energy Index, in an attempt to provide market-neutral  exposure, and to generate returns from DB's optimum yield technology.

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months[] Embedded Cost: 0.60%  per annum[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:
1 ERAC: Excess Return After Cost

DB Commodity Harvest ERAC
Index Construction

        Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
April 2012
2 ERAC: Excess Return After Cost 30

DB Commodity Harvest ERAC

Performance Analysis

Index Returns [1]


400
300
200
100
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
DB Commodity Harvest ERAC
DB Commodity Booster - Benchmark Light Energy
S&P-GSCI Light Energy

Index Constituents [1]

Index	Current Weight (%)
DB Commodity Booster – Benchmark Light Energy	100
S&P Goldman Sachs Light Energy Index	–100

Performance Analysis [1]

January 2002 – April 2012	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
Annualized Returns	4.3%	9.0%	3.5%
Volatility	3.4%	17.7%	19.4%
Sharpe Ratio	1.27	0.51	0.18
Maximum Drawdown	-6.3%	-56.8%	-60.9%
Start Date	May-07	Jul-08	Jul-08
End Date	Sep-07	Mar-09	Feb-09
Max Monthly Consecutive Loss	-5.3%	-53.8%	-58.0%
Start Date	Jun-07	Jul-08	Jul-08
End Date	Sep-07	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	17% / -5.4%	51.7% / -50.3%	48.2% / -55.8%
Rolling 3 Months	6.4% / -5.6%	24.8% / -42.4%	26.1% / -44.6%
Average Monthly Returns	0.4%	0.8%	0.4%
% Months with Gains	66.9%	62.1%	58.9%
Correlation			
DB Commodity Booster – Benchmark Light Energy	-0.40	1.00	0.98
S&P-GSCI Light Energy	-0.54	0.98	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
2002	-2.63%	13.10%	15.09%
2003	3.84%	20.91%	15.41%
2004	12.84%	22.05%	7.31%
2005	10.17%	28.51%	15.51%
2006	12.30%	9.15%	-3.77%
2007	-0.44%	17.49%	17.16%
2008	10.61%	-33.20%	-40.39%
2009	0.58%	17.02%	15.17%
2010	-1.38%	16.11%	16.94%
2011	1.58%	-5.21%	-7.28%
2012 YTD	-0.91%	2.66%	3.42%
Annualized Return	4.34%	8.97%	3.51%

Notes:

1 Source: Bloomberg. DB Commodity Harvest ERAC and DB Commodity Booster – Benchmark Light Energy have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC index have been lower than the index as a result of fees and / or costs

2 Statistics shown are for excess return / ERAC indices. Data is as of 30 April 2012

Deutsche Bank

31

DB Commodity Harvest -- 10 ERAC
Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest Index goes short the S&P
Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark
Light Energy Index, an Optimum Yield version of the S&P Goldman Sachs Light
Energy Index, in an attempt to provide market-neutral  exposure, and to generate returns from DB's optimum yield technology[] Optimizing Roll Returns:
Deutsche Bank's proprietary optimum yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market)
from the list of tradable futures which expire in the next 13 months[] Target
Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%.  Exposure is capped at 500%.

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:
1 ERAC: Excess Return After Cost

DB Commodity Harvest -- 10 ERAC
Index Construction

       Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
April 2012
2 ERAC: Excess Return After Cost

DB Commodity Harvest – 10 ERAC

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
DB Commodity Harvest - 10 ERAC
DB Commodity Harvest ERAC
S&P-GSCI Light Energy

Historical Exposure [1]



600%
500%
400%
300%
200%
100%
0%
Current Exposure 1: 500.00%
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12

Performance Analysis[1]

January 2002 – April 2012	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
Annualized Returns	13.0%	4.3%	3.5%
Volatility	10.7%	3.4%	19.4%
Sharpe Ratio	1.21	1.27	0.18
Maximum Drawdown	-20.2%	-6.3%	-60.9%
Start Date	May-07	May-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max Monthly Consecutive Loss	-17.2%	-5.3%	-58.0%
Start Date	Jun-07	Jun-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max / Min Returns			
Rolling 12 Months	66.4% / -13.8%	17% / -5.4%	48.2% / -55.8%
Rolling 3 Months	20.9% / -17.6%	6.4% / -5.6%	26.1% / -44.6%
Average Monthly Returns	1.1%	0.4%	0.4%
% Months with Gains	66.9%	66.9%	58.9%
Correlation			
DB Commodity Harvest ERAC	0.96	1.00	-0.54
S&P-GSCI Light Energy	-0.53	-0.54	1.00

Year on Year Performance Comparison[1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
2002	-8.22%	-2.63%	15.09%
2003	9.87%	3.84%	15.41%
2004	47.35%	12.84%	7.31%
2005	34.80%	10.17%	15.51%
2006	36.68%	12.30%	-3.77%
2007	-2.51%	-0.44%	17.16%
2008	39.69%	10.61%	-40.39%
2009	1.85%	0.58%	15.17%
2010	-5.88%	-1.38%	16.94%
2011	3.51%	1.58%	-7.28%
2012 YTD	-4.35%	-0.91%	3.42%
Annualized Return	**13.00%**	**4.34%**	**3.51%**

Notes:

1 Source: Bloomberg. DB Commodity Harvest - 10 ERAC and DB Commodity Harvest ERAC have been retrospectively calculated and did not exist prior to 14 October 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Harvest - 10 ERAC index have been lower than the index as a result of fees and / or costs.

2 Statistics shown are for excess return / ERAC indices. Data is as of 30 April 2012

Deutsche Bank

34

Long-Short Indices

Section 4

DBLCI Commodity Momentum
Index Summary

[] Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times.  Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[] Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn, Wheat,
Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver[] Bullish /
Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[] Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1.  If nine or more commodities commodities have a bearish signal, then EI is -1.
Otherwise it is zero.

[] Rebalancing: Each month, if the 45 day moving average of EI is greater than
50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month.
    If it is less than -50%,  the strategy goes short an equally weighted basket of bearish signal commodities for the next month.  If it is between -50%
 and 50%, the strategy provides no exposure for the following month[]
Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMMOUE)

DBLCI Commodity Momentum
Index Construction

DBLCI Commodity Momentum

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
DBLCI Commodity Momentum
S&P GSCI
DJUBS

Performance Analysis[1]

January 2002 – April 2012	DBLCI Commodity Momentum	S&P GSCI	DJUBS
Annualized Returns	14.6%	4.1%	4.6%
Volatility	16.4%	25.7%	18.7%
Sharpe Ratio	0.89	0.16	0.24
Maximum Drawdown	-19.0%	-71.6%	-57.1%
Start Date	Feb-03	Jul-08	Jul-08
End Date	Sep-03	Feb-09	Mar-09
Max Monthly Consecutive Loss	-15.1%	-67.8%	-54.5%
Start Date	Mar-03	Jul-08	Jul-08
End Date	Apr-03	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	90.9% / -16.8%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	51.8% / -15%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	1.2%	0.6%	0.5%
% Months with Gains	43.5%	60.5%	58.1%
Correlation			
S&P GSCI	0.10	1.00	0.92
DJUBS	0.17	0.92	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DBLCI Commodity Momentum	S&P GSCI	DJUBS
2002	2.81%	29.92%	23.86%
2003	0.60%	19.48%	22.66%
2004	11.33%	15.65%	7.64%
2005	10.08%	21.61%	17.54%
2006	26.52%	-19.07%	-2.71%
2007	2.16%	26.81%	11.08%
2008	62.00%	-47.29%	-36.61%
2009	30.21%	13.30%	18.72%
2010	19.12%	8.88%	16.67%
2011	9.20%	-1.23%	-13.37%
2012 YTD	-8.72%	5.31%	0.43%
Annualized Return	**14.64%**	**4.10%**	**4.57%**

Notes:

1 Source: Bloomberg. DBLCI Commodity Momentum Index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than the index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 30 April 2012

Deutsche Bank

38

DB Commodity Allocator Index

Section 5

DB Commodity Allocator
Index Summary

[] Components: Uses a rule based methodology to allocate between Beta (the DB
MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns [] Optimizing Roll Returns:
Deutsche Bank's proprietary optimum yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market)
from the list of tradable futures which expire in the next 13 months[] Dynamic
Allocation: Aims to preserve excess returns generated by the DB MR Enhanced
ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles.  A sample set of returns for each period ranging between one and twelve months are calculated.  The weight assigned to
DB MR Enhanced ERAC Index is based on the number of periods with positive returns.  The remaining weight is leveraged 3 times and assigned to the DB
Commodity Harvest ERAC Index[] Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced
ERAC Index.

[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:
1 ERAC: Excess Return After Cost

DB Commodity Allocator
Index Construction
[GRAPHIC OMITTED]
Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility

-    BETA: (DBLCI-MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities.
     It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

-    ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market-neutral exposure to commodities.

Notes:
1 Weights of SandP GSCI Light Energy Index shown are: current weights (Base
Weights). Current weights are as of 30 April 2012
2 Base Weights of DBLCI -- Mean Reversion Enhanced Index
3 Rebalance weights of DBLCI -- Mean Reversion Enhanced Index as of 13 April
2012

                                                                              41

DB Commodity Allocator
Index Construction

 Beta Index Returns(1)
----------------------
1 Month  -3.59%
-------- -------------
2 Month  -11.06%
-------- -------------
3 Month  -12.55%
-------- -------------
4 Month  -11.21%
-------- -------------
5 Month  -13.93%
-------- -------------
6 Month  -18.76%
-------- -------------
7 Month  -18.01%
-------- -------------
8 Month  -25.51%
-------- -------------
9 Month  -31.06%
-------- -------------
10 Month -29.18%
-------- -------------
11 Month -31.43%
-------- -------------
12 Month -34.59%
-------- -------------

Notes:
1 Returns are calculated as of 3(rd) to last business day of each month, from
April 2011 to April 2012.

                                                                              42

DB Commodity Allocator
Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]
                                 Exposure to DB MR Enhanced ERAC (2): 0%
Historical Exposure              Exposure to DB Commodity Harvest USD ERAC
                                 Leveraged (2): 100%
[GRAPHIC OMITTED]
Performance Analysis(1)

January 2002 -- April 2012   DB Commodity   DB Commodity     DB MR
                             Allocator      Harvest USD ERAC Enhanced ERAC
Annualized Returns           11.1%          4.3%             8.5%
Volatility                   14.1%          3.4%             19.3%
Sharpe Ratio                 0.79           1.27             0.44
Maximum Drawdown             -29.9%         -6.3%            -56.2%
 Start Date                  Jul-08         May-07           Jul-08
 End Date                    Oct-08         Sep-07           Mar-09
Max Monthly Consecutive Loss -27.6%         -5.3%            -54.1%
  Start Date                 Jul-08         Jun-07           Jul-08
  End Date                   Oct-08         Sep-07           Feb-09
Max / Min Returns
  Rolling 12 Months          57.5% / -19.7% 17% / -5.4%      69.3% / -47.1%
  Rolling 3 Months           28.8% / -23.9% 6.4% / -5.6%     35.7% / -37.9%
Average Monthly Returns      1.0%           0.4%             0.8%
% Months with Gains          59.7%          66.9%            59.7%
Correlation
  DB Commodity Harvest
  USD ERAC                   -0.10          1.00             -0.33
  DB MR Enhanced ERAC        0.75           -0.33            1.00

Year on Year Performance Comparison (1)

                    Annual Returns for Excess Return / ERAC Indices
                  -------------------------------------------------
                  DB Commodity     DB Commodity         DB MR
Calendar Year         Allocator Harvest USD ERAC Enhanced ERAC
2002                     4.02%           -2.63%         14.25%
2003                    28.16%            3.84%         31.72%
2004                    21.76%           12.84%         21.81%
2005                    13.87%           10.17%          9.22%
2006                    26.67%           12.30%         27.12%
2007                    15.86%           -0.44%         25.28%
2008                    12.72%           10.61%        -27.10%
2009                    25.34%            0.58%         36.02%
2010                   -10.51%           -1.38%          4.14%
2011                   -10.98%            1.58%        -22.73%
2012 YTD                -2.59%           -0.91%         -8.39%
Annualized Return       11.12%            4.34%          8.53%
----------------- ------------- ---------------- ------------------

Notes:
1 Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Allocator Index would have been lower than the Index as a result of fees and /
or costs.
2 Statistics shown are for excess return / ERAC indices. Data is as of 30 April
2012

                                                                              43

DB Commodity Risk Parity 18 Index

Section 6

DB Commodity Risk Parity 18
Index Summary

[]   Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
     Volatility is targeted at 18% by leveraging the equal risk weighted portfolio; such leverage is capped at 300%.

[]   Components: The 4 sector indices used to construct the index are: DBLCI-OY
     Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal
     Index and DBLCI-OY Agriculture Index.

[]   Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[]   Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMRPTV)

                                                                              45

DB Commodity Risk Parity 18
Index Construction
[GRAPHIC OMITTED]

Note:
1 Current weights are as of 30 April 2012

                                                                              46

DB Commodity Risk Parity 18
Performance Analysis

Index Returns (1) Historical Exposure(1)
[GRAPHIC OMITTED]

Performance Analysis(1)

                             DB Commodity
January 2002 -- April 2012                  SandP GSCI       DJUBS
                             Risk Parity 18
Annualized Returns           22.3%          4.1%           4.6%
Volatility                   19.6%          25.7%          18.7%
Sharpe Ratio                 1.14           0.16           0.24
Maximum Drawdown             -37.6%         -71.6%         -57.1%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Dec-08         Feb-09         Mar-09
Max Monthly Consecutive Loss -33.5%         -67.8%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          118.5% / -35%  74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           47.9% / -28.8% 34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.9%           0.6%           0.5%
% Months with Gains          60.5%          60.5%          58.1%
Correlation
  SandP GSCI                 0.73           1.00           0.92
  DJUBS                      0.84           0.92           1.00

Year on Year Performance Comparison (1)

                      Annual Returns for Excess Return Indices
                  ------------------------------------- -------
                    DB Commodity Risk
Calendar Year               Parity 18 SandP GSCI          DJUBS
2002                          26.94%    29.92%          23.86%
2003                          53.61%    19.48%          22.66%
2004                          34.22%    15.65%           7.64%
2005                          57.65%    21.61%          17.54%
2006                          26.76%    -19.07%          -2.71%
2007                          20.15%    26.81%          11.08%
2008                         -17.48%    -47.29%         -36.61%
2009                          26.22%    13.30%          18.72%
2010                          27.90%     8.88%          16.67%
2011                          -7.48%     -1.23%         -13.37%
2012 YTD                       3.21%     5.31%           0.43%
Annualized Return             22.27%     4.10%           4.57%

Notes:
1 Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs.
2 Statistics shown are for excess return indices. Data is as of 30 April 2012

                                                                              47

DB Commodity Apex 14 ERAC Index

Section 7

DB Commodity Apex 14 ERAC
Index Summary

[]   Attempts to generate reliable returns independent of market cycle

     []   By combining 3 well-established, yet uncorrelated commodities strategies -- mean reversion, momentum, and carry -- the Apex index aims to generate extremely stable returns from the commodities markets

[]   Components: Allocates exposure monthly between Mean Reversion (the DBLCI MR
     Enhanced Index), Carry (the DB Commodity Harvest 3X Index), and Momentum
     (the DBLCI Commodity Momentum Index) in the inverse ratio of their 3 month volatilities. Exposure to each index is floored at 17.5% and capped at 65%.
     Exposure to the resulting basket is further scaled to target a volatility of 14%, with a maximum exposure of 200%.

[]   Embedded Cost: A fee of 1.00% per annum is embedded in the basket.

[]   DBLCI MR Enhanced(1): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities. Agriculture commodities are subject to a cap of
     18%.

[]   DB Commodity Harvest: The DB Commodity Harvest Index goes short the SandP
     Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology[] DBLCI
     Commodity Momentum: The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMA14N)

Note:
1 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)
                                                                              49

DB Commodity Apex 14 ERAC
Index Construction
[GRAPHIC OMITTED]

Note:
1 Weights; as of 30 April 2012

                                                                              50

DB Commodity Apex 14 ERAC
Performance Analysis
Index Returns (1)    Historical Exposure (2)
[GRAPHIC OMITTED]

Performance Analysis(1)

                             DB Commodity
January 2002 -- April 2012                  SandP GSCI       DJUBS
                             Apex 14 ERAC
Annualized Returns           23.8%          4.1%           4.6%
Volatility                   13.0%          25.7%          18.7%
Sharpe Ratio                 1.84           0.16           0.24
Maximum Drawdown             -25.0%         -71.6%         -57.1%
 Start Date                  Jun-11         Jul-08         Jul-08
 End Date                    Apr-12         Feb-09         Mar-09
Max Monthly Consecutive Loss -13.8%         -67.8%         -54.5%
  Start Date                 Jul-11         Jul-08         Jul-08
  End Date                   Sep-11         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          93.9% / -24.2% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           32.3% / -15.7% 34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.9%           0.6%           0.5%
% Months with Gains          71.8%          60.5%          58.1%
Correlation
  SandP GSCI                 0.19           1.00           0.92
  DJUBS                      0.31           0.92           1.00

Year on Year Performance Comparison (1)

                              Annual Returns for Excess Return Indices
                  ---------------------------------------------------- -------
                DB Commodity Apex 14   SandP GSCI           DJUBS
Calendar Year                   ERAC
2002                            3.14%   29.92%           23.86%
2003                           29.95%   19.48%           22.66%
2004                           60.19%   15.65%            7.64%
2005                           34.00%   21.61%           17.54%
2006                           69.09%  -19.07%           -2.71%
2007                           15.46%   26.81%           11.08%
2008                           45.47%  -47.29%          -36.61%
2009                           21.44%   13.30%           18.72%
2010                            8.31%    8.88%           16.67%
2011                           -5.38%   -1.23%          -13.37%
2012 YTD                      -10.32%    5.31%            0.43%
Annualized Return              23.84%    4.10%            4.57%

Notes:
1 Source: Bloomberg. DB Commodity Apex 14 ERAC index has been retrospectively calculated and Index went live only in June 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Apex 14 ERAC Index would have been lower than the Index as a result of fees and
/ or costs. Statistics shown are for excess return indices. Data is as of 30
April 2012
2 Data is as of 30 April 2012. These represent the exposure of constituents to
DB Commodity Apex 14 ERAC index

                                                                              51

Optimum Yield Enhanced Indices

Section 8

DB Commodity Booster OYE DJUBS
Index Summary

[]   Composition: Same base weights as the DJUBS Index. Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
     Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

     --   Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)

     --   For livestock, exposure is to F3 contracts

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMODUE)

                                                                              53

DB Commodity Booster OYE DJUBS
Index Construction
[GRAPHIC OMITTED]

Index replicates the DJUBS by using OY Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Note:
1 Weights shown are: Rebalance Weights for 2012

                                                                              54

DB Commodity Booster OYE DJUBS
Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Index Sector Exposure (1)

Sector                  Rebalance Weight (%)
Energy                                      32.64
Precious Metal                              12.56
Industrial Metal                            18.64
Agriculture and Livestock                   36.15

Performance Analysis (1)

                             DB Commodity
January 2002 -- April 2012                     DJUBS          SandP-GSCI
                             Booster OYE DJUBS
Annualized Returns           12.8%             4.6%           4.1%
Volatility                   16.2%             18.7%          25.7%
Sharpe Ratio(2)              0.79              0.24           0.16
Maximum Drawdown             -52.1%            -57.1%         -71.6%
  Start Date                 Jul-08            Jul-08         Jul-08
  End Date                   Mar-09            Mar-09         Feb-09
Max Monthly Consecutive Loss -49.4%            -54.5%         -67.8%
  Start Date                 Jul-08            Jul-08         Jul-08
  End Date                   Feb-09            Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          50.7% / -45.6%    39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.3% / -36.9%    24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      1.1%              0.5%           0.6%
% Months with Gains          63.7%             58.1%          60.5%
Correlation
  DJUBS                      0.97              1.00           0.92
  SandP-GSCI                 0.89              0.92           1.00

Year on Year Performance Comparison (1)

                          Annual Returns for Excess Return Indices
                  -----------------------------------------------------
                DB Commodity Booster OYE
Calendar Year                      DJUBS    DJUBS        SandP-GSCI
2002                               22.98%  23.86%         29.92%
2003                               23.39%  22.66%         19.48%
2004                               24.99%   7.64%         15.65%
2005                               34.94%  17.54%         21.61%
2006                               14.89%  -2.71%        -19.07%
2007                               19.35%  11.08%         26.81%
2008                              -27.14% -36.61%        -47.29%
2009                               21.67%  18.72%         13.30%
2010                               16.88%  16.67%          8.88%
2011                               -6.80% -13.37%         -1.23%
2012 YTD                            2.05%   0.43%          5.31%
Annualized Return                  12.75%   4.57%          4.10%

Notes:
1 Source: Bloomberg. DB Commodity Booster OYE DJUBS has been retrospectively calculated and did not exist prior to 31 October 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Booster OYE DJUBS Index would have been lower than the Index as a result of fees and / or costs
2 Sharpe Ratio = annualized return / volatility
3 Data is as of 30 April 2012. Statistics shown are for excess return indices.
                                                                              55

DB Commodity Booster OYE Benchmark Light Energy
Index Summary

[]   Composition: Same base weights as the SandP GSCI Light Energy Index.
     Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
     Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

     --   Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)

     --   For livestock, exposure is to F3 contracts

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBRCOSUE)

                                                                              56

DB Commodity Booster OYE Benchmark Light Energy
Index Construction
[GRAPHIC OMITTED]

Index replicates the SandP GSCI Light Energy by using OY Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Note:
1 Weights shown are: Rebalance Weights for 2012

                                                                              57

DB Commodity Booster OYE Benchmark Light Energy
Performance Analysis

Index Returns (1)
[GRAPHIC OMITTED]

Index Sector Exposure (1)
Sector                  Rebalance Weight (%)
Energy                                      37.38
Precious Metal                               7.35
Industrial Metal                            14.81
Agriculture and Livestock                   40.45

Performance Analysis (1)

                             DB Commodity                          SandP-GSCI Light
January 2002 -- April 2012   Booster OYE            DJUBS
                             Benchmark light Energy                Energy
Annualized Returns           11.3%                  4.6%           3.5%
Volatility                   17.0%                  18.7%          19.4%
Sharpe Ratio(2)              0.66                   0.24           0.18
Maximum Drawdown             -55.3%                 -57.1%         -60.9%
  Start Date                 Jul-08                 Jul-08         Jul-08
  End Date                   Mar-09                 Mar-09         Feb-09
Max Monthly Consecutive Loss -52.3%                 -54.5%         -58.0%
  Start Date                 Jul-08                 Jul-08         Jul-08
  End Date                   Feb-09                 Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          56.7% / -48.7%         39.9% / -52.7% 48.2% / -55.8%
  Rolling 3 Months           24.5% / -41.1%         24.7% / -39.7% 26.1% / -44.6%
Average Monthly Returns      1.0%                   0.5%           0.4%
% Months with Gains          62.9%                  58.1%          58.9%
Correlation
  DJUBS                      0.94                   1.00           0.97
  SandP-GSCI Light Energy    0.97                   0.97           1.00

Year on Year Performance Comparison (1)

                          Annual Returns for Excess Return Indices
                  ------------------------------------------------ --------------
                  DB Commodity Booster OYE                SandP-GSCI Light
Calendar Year        Benchmark Light Energy  DJUBS               Energy
2002                               14.91%   23.86%              15.09%
2003                               18.06%   22.66%              15.41%
2004                               24.74%    7.64%               7.31%
2005                               34.84%   17.54%              15.51%
2006                               12.68%   -2.71%              -3.77%
2007                               20.90%   11.08%              17.16%
2008                              -29.98%  -36.61%             -40.40%
2009                               17.27%   18.72%              15.17%
2010                               17.10%   16.67%              16.94%
2011                               -1.82%  -13.37%              -7.27%
2012 YTD                            2.67%    0.43%               3.42%
Annualized Return                  11.26%    4.57%               3.51%

Notes:
1 Source: Bloomberg. DB Commodity Booster OYE Benchmark Light Energy has been retrospectively calculated and did not exist prior to 30 November 2011.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE Benchmark Light Energy Index would have been lower than the Index as a result of fees and / or costs
2 Sharpe Ratio = annualized return / volatility
3 Data is as of 30 April 2012. Statistics shown are for excess return indices.
                                                                              58

DB Commodity Curve Alpha ERAC
Index Summary

[]   Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the SandP GSCI Light Energy Index. Weights are rebalanced annually

[]   Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity SandP GSCI Index and volatility adjusted long exposure to the OY Enhanced Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using DB's Optimum Yield Enhanced methodology

[]   Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to
     (--100%) * 3-month realized volatility of the single commodity OY Enhanced
     Index / 3-month realized volatility of the single commodity GSCI index

[]   Embedded Cost: 0.75% per annum

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBRCOAEC)

                                                                              59

DB Commodity Curve Alpha ERAC
Index Construction
[GRAPHIC OMITTED]

Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

                                                                              60

DB Commodity Curve Alpha ERAC

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
DB Commodity Curve Alpha ERAC
DB Commodity Booster OYE Benchmark Light Energy
S&P-GSCI Light Energy

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	37.38
Precious Metal	7.35
Industrial Metal	14.81
Agriculture & Livestock	40.45

Performance Analysis [1]

January 2002 – April 2012	DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark light Energy	S&P-GSCI Light Energy
Annualized Returns	6.9%	11.3%	3.5%
Volatility	2.6%	17.0%	19.4%
Sharpe Ratio[2]	2.64	0.66	0.18
Maximum Drawdown	-2.9%	-55.3%	-60.9%
Start Date	Jun-10	Jul-08	Jul-08
End Date	Dec-10	Mar-09	Feb-09
Max Monthly Consecutive Loss	-1.9%	-52.3%	-58.0%
Start Date	Sep-02	Jul-08	Jul-08
End Date	Oct-02	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	19.4% / -1.9%	56.7% / -48.7%	48.2% / -55.8%
Rolling 3 Months	6.7% / -2.4%	24.5% / -41.1%	26.1% / -44.6%
Average Monthly Returns	0.6%	1.0%	0.4%
% Months with Gains	69.4%	62.9%	58.9%
Correlation			
DB Commodity Booster OYE Benchmark Light Energy	0.17	1.00	0.97
S&P-GSCI Light Energy	0.02	0.97	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark Light Energy	S&P-GSCI Light Energy
2002	1.57%	14.91%	15.09%
2003	3.44%	18.06%	15.41%
2004	16.21%	24.74%	7.31%
2005	17.04%	34.84%	15.51%
2006	10.63%	12.68%	-3.77%
2007	5.83%	20.90%	17.16%
2008	11.82%	-29.98%	-40.40%
2009	2.31%	17.27%	15.17%
2010	0.57%	17.10%	16.94%
2011	3.98%	-1.82%	-7.27%
2012 YTD	-0.88%	2.67%	3.42%
Annualized Return	**6.85%**	**11.26%**	**3.51%**

Note:

1 Source: Bloomberg. DB Commodity Curve Alpha ERAC Index and DB Commodity Booster OYE Benchmark Light Energy Index have been retrospectively calculated and did not exist prior to 30 November 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC Index have been lower than the index as a result of fees and / or costs

2 Statistics shown are for excess return / ERAC indices. Data is as of 30 April 2012

Deutsche Bank

61

DB Commodity Curve Alpha ERAC 10
Index Summary

[] Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S and P GSCI Light Energy Index.  Weights are rebalanced annually[] Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity S and P GSCI Index and volatility adjusted long exposure to the OY Enhanced Index.  The Index seeks to provide market-neutral  exposure, and to generate returns from carry using DB's Optimum Yield Enhanced methodology[] Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%.
Exposure to the short leg is set to (--100%)  * 3-month  realized volatility of the single commodity OY Enhanced Index / 3-month  realized volatility of the single commodity GSCI index [] Target Volatility: DB Commodity Curve Alpha ERAC
10 Index varies exposure to the DB

Commodity Curve Alpha ERAC Index with a view to target a volatility of 10%.
Exposure is capped at 600%.

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBRCOCUE)

DB Commodity Curve Alpha ERAC 10
Index Construction

     Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

DB Commodity Curve Alpha ERAC 10

Performance Analysis

Index Returns [1]



1,800
1,500
1,200
900
600
300
0
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Curve Alpha ERAC 10
DB Commodity Curve Alpha ERAC
S&P-GSCI Light Energy

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	37.38
Precious Metal	7.35
Industrial Metal	14.81
Agriculture & Livestock	40.45

Performance Analysis [1]

January 2003 – April 2012	DB Commodity Curve Alpha ERAC 10	DB Commodity Curve Alpha ERAC	S&P-GSCI Light Energy
Annualized Returns	34.3%	7.4%	2.3%
Volatility	10.5%	2.6%	20.1%
Sharpe Ratio[2]	3.26	2.83	0.12
Maximum Drawdown	-11.6%	-2.9%	-60.9%
Start Date	Dec-09	Jun-10	Jul-08
End Date	Mar-10	Dec-10	Feb-09
Max Monthly Consecutive Loss	-8.5%	-1.8%	-58.0%
Start Date	Dec-09	Jun-10	Jul-08
End Date	Feb-10	Jul-10	Feb-09
Max/Min Returns			
Rolling 12 Months	129.6% / -9.6%	19.4% / -1.9%	48.2% / -55.8%
Rolling 3 Months	37.2% / -10.8%	6.7% / -2.4%	26.1% / -44.6%
Average Monthly Returns	2.6%	0.6%	0.4%
% Months with Gains	71.4%	71.4%	58.9%
Correlation			
DB Commodity Curve Alpha ERAC	0.96	1.00	0.03
S&P-GSCI Light Energy	0.04	0.03	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Curve Alpha ERAC 10	DB Commodity Curve Alpha ERAC	S&P-GSCI Light Energy
2003	16.90%	3.44%	15.41%
2004	93.81%	16.21%	7.31%
2005	97.40%	17.04%	15.51%
2006	56.71%	10.63%	-3.77%
2007	28.09%	5.83%	17.16%
2008	50.11%	11.82%	-40.40%
2009	4.87%	2.31%	15.17%
2010	4.96%	0.57%	16.94%
2011	11.37%	3.98%	-7.27%
2012 YTD	-5.13%	-0.88%	3.42%
Annualized Return	**34.28%**	**7.43%**	**2.34%**

Note:

1 Source: Bloomberg. DB Commodity Curve Alpha ERAC 10 Index and DB Commodity Curve Alpha ERAC Index have been retrospectively calculated and did not exist prior to 30 November 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC 10 Index have been lower than the index as a result of fees and / or costs

2 Statistics shown are for excess return / ERAC indices. Data is as of 30 April 2012

Deutsche Bank
64

Appendix

Appendix 1

Types of Returns in a Commodity Index
Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[] Underlying price movement

[] Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[] Collateral Yield [] Interest earned on capital held as collateral [] Spot
Return [] Change in front month futures contract

[] Roll Return [] Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

   Excess Return = Spot Return + Roll Return Total Return = Excess Return +
Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

Mean Reversion

- The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price



100%
80%
60%
40%
20%
0%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
Energy
Industrial Metals
Precious Metals
Agriculture

Historical Commodity Allocation of the DBLCI-MR since 2006



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Dec-05
Jun-06
Dec-06
Jun-07
Dec-07
Jun-08
Dec-08
Jun-09
Dec-09
Jun-10
Dec-10
Jun-11
Crude Oil
Heating Oil
Gold
Aluminum
Wheat
Corn

- Heavy investment in Corn and Wheat as agricultural commodities are the most historically undervalued. Captures the 2006 Ags rally. Underweighting in Energy also contributed to good performance as energy prices declined significantly in 2006

- In 2008 the index increased its weight to Aluminum and reduced its weight to Energy, which was then at historical highs. In retrospect, while the under-weighting in Energy was a good decision, the overweight in Aluminum was not, as Aluminum prices declined significantly

- In 2009 the index was overweight in Aluminum and Oil and gained from rallies in both. However, it was underweight in Gold and missed out on the Gold rally

DBLCI-MR Outperformance to DBLCI

Year	Outperformance (%)
2006	36.15
2007	7.82
2008	4.17
2009	12.12
2010	1.30
2011	-1.34

Source: Bloomberg

Notes:
1 Past performance is not a guarantee of future results
2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI – Mean Reversion will also likely result in a negative performance
3 Data is as of 30 December 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

Deutsche Bank

67

MR+

[] DBLCI-MR  Plus  (TM) Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR (TM)  Excess Return Index [] Mandatory
rebalancing takes place on a monthly basis[] At each monthly rebalancing, the allocation in the DBLCI-MR (TM)  Excess Return strategy is determined based on the performance of the DBLCI-MR (TM)
    Excess Return over the previous 12 months[] Twelve performance indicators are built, reflecting the performance of DBLCI-MR (TM)  Excess Return over
previous 12-months, 11-months, 10-months[]   3-months, 2-months, 1-month  []
The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR (TM)  Excess Return performance is greater than zero.
The current allocation is 25.00%  (see table) [] Rules based momentum strategy with no human intervention, only execution[] The allocation can be as low as 0%
and as high as 100%

Retrospective lookback over 12 periods

Notes: Returns are calculated as of 6(th) business day of each month, from
April 2011 to April 2012.

Optimized Yield
Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[] Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[] Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

Optimized Yield

Energy Sector Base Metals Sector

Agriculture Sector Precious Metals Sector

15% 25%

 Annualized Excess returns from Jan 2002 to Apr 2012. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

Source: Bloomberg Notes:
1 All indices have been retrospectively calculated and did not exist prior to
31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future 70
2 Data as of 30 April 2012

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Rebalancing Once a Month

Step I	Step II	Step III
Realized Volatility Monitoring Based on Last 90 Days Returns	Volatility Based Participation: Participation = Target Volatility / Realized Volatility, subject to certain maximum and minimum	Vol Target Index Return = Participation x Underlying Index Return

Numerical Example: Volatility Target = **15%**

Month	3 Month Realized Volatility (Annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	–10.00	–5.00

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71

Risk-Parity Technology

[] On each rebalance date we calculate the total index risk, (R)p, on that date according to the formula
4 4
RP =[][]WiWj[]i[]j[]ij
i=1 j=1

[] Where the volatility and dollar-weighting   of the i(t)(h) sector index is
given by i i, respectively, and the correlation ([]) (and W) between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used 90-day historical levels based on log returns

[] The amount of risk contributed, i, to the portfolio by the i(th) sector index is then calculated according to
(RC)

4
        Wi[]i []Wj[]j[]ij RC = j=1 i R
P

[] We then solve the above set of non linear equations for each (W)i with the following constraints
1) (W)i [] 0 for each i
2) (RC)1 (= RC)2 (= RC)3 (= RC)4
3) (R)P = TV, where TV is some pre-defined  target level of portfolio risk

[] Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom
   open.  Constraint 3) above fixes this final degree-of-freedom     by
imposing an overall leverage on the index in an attempt to target a constant level of (user-specified)  risk within the portfolio of sector exposures

Liquid Contracts for Optimum Yield Enhanced Indices

Commodity	Liquid Contracts	
WTI Crude Oil	Jun	Dec
Natural Gas	Jan	Jul
Heating Oil	Jun	Dec
RBOB Gasoline	Jun	Dec
Brent Crude Oil	Jun	Dec
Gas Oil	Jun	Dec
Gold	Jun	Dec
Silver	Jul	Dec
Soybeans	Jul	Nov
Corn	Jul	Dec
Wheat	Jul	Dec
Soybean Oil	Jul	Dec
Sugar	Mar	Oct
Coffee	Jul	Dec
Cotton	Jul	Dec
Kansas Wheat	Jul	Dec
Cocoa	Mar	Dec
Copper	Jun	Dec
Aluminum	Jun	Dec
Zinc	Jun	Dec
Nickel	Jun	Dec
Lead	Jun	Dec

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73

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1]	1 Year Return	3 Year Return	5 Year Return	10 Year Return	Volatility [2]	Sharpe Ratio
Beta Allocation Indices							
DBLCI ™	3.22%	-12.30%	11.72%	-0.02%	7.85%	23.16%	0.34
S&P GSCI ™	5.31%	-10.62%	13.18%	-3.62%	2.76%	25.36%	0.11
DJ-UBSCI SM	0.43%	-19.36%	8.51%	-3.99%	3.57%	18.48%	0.19
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS ERAC	0.95%	-17.75%	10.09%	-0.92%	9.51%	16.88%	0.56
DB Commodity Booster DJUBS – TV14 ERAC	-0.29%	-17.41%	6.38%	1.77%	13.02%	14.38%	0.91
DB Commodity Booster – Benchmark	5.80%	-10.76%	14.15%	1.09%	11.57%	22.19%	0.52
Mean Reversion Based Indices							
DBLCI-MR	2.98%	-15.03%	14.78%	4.38%	12.41%	21.13%	0.59
DBLCI – Mean Reversion Enhanced ERAC	-8.39%	-34.48%	0.67%	-2.41%	8.09%	19.21%	0.42
DBLCI MR Enhanced 15	-6.61%	-27.95%	-0.89%	0.76%	13.46%	15.43%	0.87
DBLCI MR+	0.54%	-17.28%	3.23%	7.75%	10.91%	15.77%	0.69
Market Neutral Indices							
DB Commodity Harvest ERAC	-0.91%	-1.11%	-0.60%	1.55%	4.59%	3.38%	1.36
DB Commodity Harvest – 10 ERAC	-4.35%	-7.06%	-3.17%	3.75%	13.81%	10.55%	1.31
DB Commodity Allocator Index	-2.59%	-19.65%	-2.93%	4.18%	11.61%	14.00%	0.83
DB Commodity Risk Parity 18 Index	3.21%	-16.82%	14.92%	8.38%	22.07%	19.25%	1.15
DB Commodity Apex 14 Index ERAC	-10.32%	-24.07%	0.95%	11.74%	24.28%	12.88%	1.88
DBLCI Commodity Momentum Index	-8.72%	-11.09%	11.41%	20.65%	14.92%	16.34%	0.91
Optimum Yield Enhanced Based Indices							
DB Commodity Booster OYE DJUBS	2.05%	-14.72%	11.77%	2.02%	12.08%	16.00%	0.76
DB Commodity Booster OYE Benchmark LE	2.67%	-11.24%	12.57%	2.15%	11.16%	16.87%	0.66
DB Commodity Curve Alpha ERAC	-0.88%	-1.64%	1.22%	4.29%	6.94%	2.56%	2.71
DB Commodity Curve Alpha ERAC 10	-5.13%	-9.54%	3.65%	16.06%	33.77%[3]	10.22%[3]	3.30[3]
Other Asset Classes							
Equities (S&P 500)	11.88%	4.73%	19.44%	1.00%	4.70%	21.54%	0.22
Fixed Income (US Govt. All Total Return)	1.05%	7.04%	4.32%	5.21%	4.99%	2.81%	1.77

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero
All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. Source: Bloomberg. Data as of 30 April 2012

1 Annualised return based on total return, excess return and ERAC
2 Annualised vol of the daily lognormal returns
3 Data available from 31 October 2002

Deutsche Bank
74

Products

DB Commodity Indices	Delta 1 Structures	Structures with Vanilla Optionality
DB Commodity Booster – DJUBS ERAC	✓	✓
DB Commodity Booster DJUBS – TV14 ERAC	✓	✓
DB Commodity Booster – Benchmark	✓	✓
DBLCI-MR	✓	
DBLCI-MR+	✓	
DBLCI – Mean Reversion Enhanced ERAC	✓	✓
DB MR Enhanced 15	✓	✓
DB Commodity Harvest ERAC	✓	✓
DB Commodity Harvest – 10 ERAC	✓	✓
DBLCI Commodity Momentum Index	✓	
DB Commodity Allocator	✓	*
DB Commodity Risk Parity 18 Index	✓	
DB Commodity Apex 14 ERAC Index	✓	✓
DB Commodity Booster OYE DJUBS	✓	
DB Commodity Booster OYE Benchmark Light Energy	✓	
DB Commodity Curve Alpha ERAC	✓	
DB Commodity Curve Alpha ERAC 10	✓	

Notes: We can offer Structures with Vanilla Optionality on DB Commodity Allocator 12 Index

Deutsche Bank

75

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced ERAC	DBLCMREN <Index>	26 October 09
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS ERAC	DBCMBDEN <Index>	12 October 10
DB Commodity Booster DJUBS – TV14 ERAC	DBCMBTVN <Index>	12 October 10
DB Commodity Harvest ERAC	DBLCHNUE <Index>	14 October 08
DB Commodity Harvest – 10 ERAC	DBCMHVEG <Index>	14 October 08
DB Commodity Booster OYE DJUBS	DBCMODUE <Index>	31 October 11
DB Commodity Booster OYE Benchmark Light Energy	DBRCOSUE <Index>	30 November 11
DB Commodity Curve Alpha ERAC	DBRCOAEC <Index>	30 November 11
DB Commodity Curve Alpha ERAC 10	DBRCOCUE <Index>	30 November 11
DB Commodity Allocator	DBLCABER <Index>	24 October 09
DB Commodity Risk Parity 18 Index	DBCMRPTV <Index>	August 2010
DBLCI Commodity Momentum Index	DBCMMOUE <Index>	18 October 10
DB Commodity Apex 14 ERAC Index	DBCMA14N <Index>	June 11
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank
76

Optimized Yield

Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	20-Jun-12	DBLCOCLE Index	31 May 06
Brent Crude Oil	13-Sep-12	DBLCYECO Index	31 May 06
Heating Oil	31-May-12	DBLCOHOE Index	31 May 06
RBOB Gasoline	30-Nov-12	DBLCYERB Index	31 May 06
Gasoil	12-Jun-12	DBLCYEGO Index	31 May 06
Natural Gas	26-Sep-12	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	19-Sep-12	DBLCOALE Index	31 May 06
Copper	20-Mar-13	DBLCYECU Index	31 May 06
Zinc	18-Jul-12	DBLCYEZN Index	31 May 06
Nickel	15-Aug-12	DBLCYENI Index	31 May 06
Lead	19-Dec-12	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	27-Dec-12	DBLCOGCE Index	31 May 06
Silver	27-Dec-12	DBLCYESI Index	31 May 06
Agriculture			
Wheat	13-Jul-12	DBLCOWTE Index	31 May 06
Kansas Wheat	13-Jul-12	DBLCYEKW Index	31 May 06
Corn	14-Dec-12	DBLCOCNE Index	31 May 06
Soybean	14-Nov-12	DBLCYESS Index	31 May 06
Cotton	09-Oct-12	DBLCYECE Index	31 May 06
Sugar	29-Jun-12	DBLCYESB Index	31 May 06
Coffee	18-Mar-13	DBLCYEKC Index	31 May 06
Cocoa	13-Sep-12	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:

1 Bloomberg Tickers shown are for Excess Return version of the indices

2 Data as of 30 April 2012

Deutsche Bank

77

Risk Considerations

[] The information contained in this presentation does not provide personal investment advice.  You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk
[] The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index.  However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective[] The Optimum
Yield and Optimum Yield Enhanced strategies described herein aim to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield.  However, indices employing the Optimum Yield and Optimum Yield Enhanced strategies may not be successful in achieving the desired objective[] The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index.  However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective[] The Mean
Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities.  However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective[] The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities.  However, indices employing the Momentum strategy may not be successful in achieving the desired objective [] The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal.  However, indices employing the Risk
Parity strategy may not be successful in achieving the desired objective[] The
Allocator strategy described herein aims to maximize returns by combining the
Mean Reversion and Optimal Roll Yield strategies described herein.  However, there is no guarantee that an index employing the Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield strategies, will be successful in achieving the desired objective [] The Apex 14 ERAC Index described herein aims to maximize returns by combining the Mean Reversion, market neutral, Momentum and Target Volatility strategies described herein.  However, there is no guarantee that an index employing any of these strategies will be successful in achieving the desired objective.
[] Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

Risk Considerations (Cont'd)

Past Performance

[] An index's performance is unpredictable, and past performance is not indicative of future performance.  We give no representation or warranty as to the future performance of any index or investment[] Some of the indices described herein have very limited performance history

Index Comparison

[] In this document, various performance-related  statistics, such as index return and volatility, among others, of each Deutsche Bank proprietary index included herein are compared with those of their related Deutsche Bank and/or non- Deutsche Bank indices. Such comparisons are for information purposes only.
No assurance can be given that such Deutsche Bank proprietary indices included
herein will outperform their related Deutsche Bank and/or non-Deutsche   Bank
indices in the future; nor can assurance be given that such Deutsche Bank proprietary indices will not significantly underperform their related Deutsche
Bank and/or non-Deutsche  Bank indices in the future. Similarly, no assurance can be given that the relative volatility levels of such Deutsche Bank proprietary indices and their related Deutsche Bank and/or non-Deutsche  Bank indices will remain the same in the future

Backtesting

[] Backtested, hypothetical or simulated performance results discussed herein have inherent limitations.  Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight.  Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors.  The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid.  Past hypothetical backtest results are neither an indicator nor guarantee of future returns.  Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[] Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering.  You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov.  Alternatively, Deutsche Bank AG, any
agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free  1-800-311-4409

Disclaimer

S and P GSCI SM Disclaimer
Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard and
Poor's, a division of
The McGraw-Hill Companies, Inc. ("S and P"). Standard and Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of S and P GSCI Index to track general commodity market performance. S and P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S and P and of S and P GSCI Index, which indices are determined, composed and calculated by S and P without regard to Deutsche Bank
AG or any securities. S and P has no obligation to take the needs of Deutsche Bank
AG or the owners of any securities into consideration in determining, composing or calculating S and P GSCI Index. S and P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of
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